SPECIAL MEETING OF STOCKHOLDERS OF

TRAFFIX, INC.

January 31, 2008

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries and follow the instructions. Have your proxy card available when you call.

- OR -

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions. Have your proxy card available when you access the web page.

- OR -

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

COMPANY NUMBER	
ACCOUNT NUMBER	

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030030030000000000 5 013108

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To approve and adopt the Agreement and Plan of Merger by and among New Motion, Inc. ("New Motion"), NM Merger Sub, Inc., a wholly-owned subsidiary of New Motion and Traffix, Inc., dated as of September 26, 2007.	☐	☐	☐
2. To grant discretionary authority to management of Traffix, Inc. to adjourn the special meeting, if necessary, to solicit additional proxies if there appears to be insufficient votes at the time of the special meeting to approve the foregoing proposal.	☐	☐	☐
3. In their discretion upon such other measures as may properly come before the special meeting, hereby ratifying and confirming all that said proxy may lawfully do or cause to be done by virtue hereof and hereby revoking all proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof.	☐	☐	☐

The shares represented by this proxy will be voted in the manner indicated, and if no instructions to the contrary are indicated, will be voted FOR all proposals listed above.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

SPECIAL MEETING OF STOCKHOLDERS OF

TRAFFIX, INC.

January 31, 2008

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

00030003003000000000 5 013108

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. To approve and adoptthe Agreement and Plan of Merger by and among New Motion,Inc. ("New Motion"), NM Merger Sub, Inc., a wholly-ownedsubsidiary of New Motion and Traffix, Inc., dated as ofSeptember 26, 2007.	☐	☐	☐
2. To grant discretionaryauthority to management of Traffix, Inc. to adjourn the specialmeeting, if necessary, to solicit additional proxies if thereappears to be insufficient votes at the time of the special meet-ing to approve the foregoing proposal.	☐	☐	☐
3. In their discretion upon such other measures as may properly come before the special meeting, hereby ratifying and confirming all that said proxy may lawfully do or cause to be done by virtue hereof and hereby revoking all proxies heretofore given by the undersigned to vote at said meeting or any adjournment thereof.	☐	☐	☐

The shares represented by this proxy will be voted in the manner indicated, and if no instructions to the contrary are indicated, will be voted FOR all proposals listed above.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

TRAFFIX, INC.

PROXY FOR SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JANUARY 31, 2008
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

Know all men by these presents, that the undersigned hereby constitutes and appoints Jeffrey L. Schwartz and Andrew Stollman and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to represent and vote with respect to all of the shares of the common stock of Traffix, Inc., standing in the name of the undersigned at the close of business on December 21, 2007, at the Special Meeting of Stockholders of the Company to be held on January 31, 2008 at the Company's Executive Offices, One Blue Hill Plaza, Pearl River, New York, 10:00 a.m. local time, and at any and all adjournments thereof, with all the powers that the undersigned would possess if personally present, and especially (but without limiting the general authorization and power hereby given) to vote as follows:

(Continued and to be signed on the reverse side)